CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of ASM Index 30 Fund, Inc.

We hereby consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (File No. 33-36454, hereafter the
"Registration Statement") of ASM Index 30 Fund, Inc. of our report dated December 30, 1998, except for Note 6 and Note 7 as to which the date is March 9, 1999, on our audit of the financial statements and financial highlights of the ASM Index 30 Fund, Inc. appearing in the October 31, 1998 Annual Reports to Shareholders of the Fund, which financial statements and financial highlights and report of independent accountants are incorporated by reference in Post-Effective Amendment No. 11 to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Financial Statements" in the Fund's Statement of Additional Information.


/S/PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers, LLP


Miami, Florida
March 9, 1999